DELAWARE GROUP GLOBAL &
INTERNATIONAL FUNDS
Registration No. 811-06324
FORM N-SAR
 Annual Period Ended November 30,
2005


Sub-Item 77D:  Policies with respect
to security investments

On December 15, 2005, the Board of
Trustees of Delaware Group Global &
International Funds approved the
following investment strategy
changes with respect to Delaware
International Small Cap Value Fund
(the "Fund") that will become
effective on March 30, 2006: (1) the
Fund's investment policies will be
changed to allow the Fund to invest
a significant portion of its assets
in U.S. equity securities; and (2)
the Fund's investment policies will
be changed to allow the Fund to
invest in securities of issuers of
all sizes, thereby eliminating the
Fund's current focus on the
securities of small capitalization
issuers. Accordingly, the Fund will
no longer invest at least 80% of its
net assets in the securities of
small capitalization issuers.

Upon implementation of these
investment strategy changes, the
Fund will be managed by portfolio
management teams within Delaware
Management Company.  To reflect
these investment strategy changes,
effective on March 30, 2006, the
name of the Fund will be changed to
"Delaware Global Value Fund."